Exhibit 99.1

Chambers Street – Third Quarter 2013 Financial Results
– Core FFO per Diluted Share Increases 54.5% to $0.17 –
– Leases 1.2 Million Square Feet –
– Raises 2013 Annual Guidance –

PRINCETON, N.J. – November 7, 2013 – Chambers Street Properties (NYSE: CSG) ("Chambers Street" or the "Company"), a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties, today reported its financial results for the three-month period ended September 30, 2013.
"Our portfolio produced solid operating results in the third quarter 2013, with increased occupancy and recent acquisitions supporting a significant improvement in Core Funds from Operations to $0.17 per diluted share," stated Jack A. Cuneo, President and Chief Executive Officer of Chambers Street. "During the quarter, we made strides on all of our corporate strategies, including executing leases for approximately 1.2 million square feet, growing our portfolio with high-quality acquisitions, and strengthening our balance sheet. As we move into the fourth quarter of the year, we will continue to execute our disciplined approach to increasing cash flows, while maintaining financial flexibility to take advantage of additional opportunities."
Operational and Financial Highlights Third Quarter 2013

•	Grew Core Funds from Operations ("Core FFO") to $0.17 per diluted share, an improvement of $0.06 per share compared to the third quarter of 2012.

•	Increased total portfolio leased percentage to 96.0% as of September 30, 2013 from 95.5% as of June 30, 2013.

•	Executed 13 leases, representing approximately 1.2 million square feet.

•	Acquired two fully-leased properties encompassing approximately 383,600 square feet for approximately $60.3 million.

•	Completed $1.37 billion of unsecured financings, including an expanded $850 million revolving credit facility, as well as new and replacement term loan financings of $520 million.
Financial Results for the Three Months Ended September 30, 2013
Core FFO for the third quarter of 2013 increased to $40.2 million, or $0.17 per diluted share, compared to $28.6 million, or $0.11 per diluted share, for the third quarter of 2012. The increase in Core FFO was driven primarily by acquisitions and a reduction in corporate general and administrative expenses due to the internalization of management. This was partially offset by an increase in interest expense resulting from additional borrowings.
Funds from Operations ("FFO") as defined by NAREIT for the third quarter 2013 increased to $37.5 million, or $0.16 per diluted share, as compared to $19.8 million, or $0.08 per diluted share, for the third quarter of 2012. The growth in FFO was driven by the same factors that increased Core FFO, as well as the benefit of lower transition expenses.

Net income for the third quarter 2013 totaled $0.9 million, or $0.00 per diluted share, as compared to a net loss of $12.4 million, or $0.05 per diluted share, for the third quarter of 2012.
Investment Activity
In July, the Company acquired Carpenter Corporate Center I & II, a two-building office campus in Irving, Texas, for approximately $49.5 million. This property encompasses approximately 226,800 square feet, and is 100% leased through June 2023 to a subsidiary of Humana, Inc.
In August, the Company acquired 1200 Woods Chapel Road, a 156,800 square foot industrial facility near Spartanburg, South Carolina, for $10.8 million. This property is 100% leased to Lear Corporation through April 2019. The property is situated on 32.5 acres, and is expandable to more than 270,000 square feet.
With these two acquisitions, the Company has completed approximately $240.6 million in acquisitions this year to date.
Financing and Capital Transactions
During the third quarter, the Company closed unsecured credit facilities providing approximately $1.37 billion of new and replacement borrowings, and additional credit line capacity.
These financings include:

•	A $120 million unsecured term loan, scheduled to mature in January 2021. The interest rate on this loan was fixed at approximately 4.42%.

•	A $200 million unsecured term loan, scheduled to mature in January 2019. The interest rate on this loan was fixed at approximately 3.27%.

•
A new $200 million unsecured term loan, scheduled to mature in March 2018, which replaces a previous $200 million term loan with the same maturity date. The interest rate on this loan was fixed at approximately 2.64%.

•
An amendment and restatement of the terms of the unsecured revolving credit facility that resulted in the expansion of borrowing capacity to $850 million and an extension of its maturity date to January 2018.

These interest rates may change based on the Company’s leverage ratios or a potential credit rating.
As of September 30, 2013, the Company had total debt outstanding of approximately $1.5 billion, including its pro rata share of unconsolidated entities. The Company's debt had a weighted average interest rate of 4.2%, and an average remaining term to maturity of 5.18 years.
On November 6, 2013, the Company filed an automatically effective shelf registration statement on Form S-3 with the SEC. In addition, the Company is establishing an at-the-market offering program through which it may sell, from time to time, common shares having an aggregate offering price of up to $250 million.
Common Share Dividend
On November 5, 2013, the Board of Trustees of the Company approved a monthly distribution of $0.042 per common share for each of the months of November and December of 2013 to be paid for the month of November on December 7, 2013 to all holders of record on November 29, 2013 and to be paid for the month of December on January 7, 2014 to all holders of record on December 31, 2013.
2013 Guidance
The Company is raising full year 2013 guidance for Core FFO to $0.60 to $0.63 per share from a prior range of $0.57 to $0.62 per diluted share, based on management’s expectations as of the date of this release. The new guidance range represents an increase of at least 24% over its Core FFO for 2012 of $0.48 per share. The guidance presented does not include the effects of property acquisitions, dispositions, or capital transaction activity completed subsequent to September 30, 2013.
Supplemental Information
The Company released supplemental information, available at http://www.chambersstreet.com under the Investors Relations section, with additional detail, including a description of non-GAAP financial measures and reconciliation to GAAP measures.
Investor Conference Webcast and Conference Call
The Company will host a webcast and conference call at 8:30 a.m. Eastern Daylight Time on Thursday, November 7, 2013, to discuss third quarter 2013 results. The number to call is 1-877-407-9039 (domestic) and 1-201-689-8470 (international). The live webcast will be available at http:// www.chambersstreet.com under the Investor Relations section. A replay of the conference call will be available through November 21, 2013, by dialing 1-877-870-5176 (domestic) and 1-858-384-5517 (international) and entering the passcode 10000503.
About Chambers Street Properties (NYSE: CSG)
Chambers Street is a real estate investment trust focused on acquiring, owning and operating net leased industrial and office properties, leased to creditworthy tenants. As of September 30, 2013, Chambers Street owned or had a majority interest in 131 properties located across 22 U.S. states, Germany, and the United Kingdom encompassing approximately 34.5 million rentable square feet.
For additional information, please visit: www.chambersstreet.com.
Institutional Relations
ICR, LLC.
Stephen Swett, 203-682-8377
Stephen.Swett@icrinc.com
or
Investor Relations
Chambers Street
Nick Dolya, 407-212-7068
Nick.Dolya@CSPREIT.com
or

Media
Tim Gallen
Tim@Gallen.com or
Andrew Neilly
Andrew@Gallen.com
925 930-9848

CHAMBERS STREET PROPERTIES
Consolidated Balance Sheets
as of September 30, 2013 and December 31, 2012
($ In Thousands, Except Share Data)

	September 30,	December 31,
	2013	2012
	(unaudited)
ASSETS
Investments in Real Estate:
Land	$673,972	$560,622
Buildings and Improvements	1,621,725	1,172,318
Construction in Progress	—	76,826
	2,295,697	1,809,766
Less: Accumulated Depreciation and Amortization	(180,284)	(132,129)
Net Investments in Real Estate	2,115,413	1,677,637
Investments in Unconsolidated Entities	464,769	515,829
Cash and Cash Equivalents	62,250	107,355
Restricted Cash	15,247	10,998
Tenant and Other Receivables, Net	10,653	6,675
Deferred Rent	33,082	25,210
Deferred Leasing Costs and Intangible Assets, Net	259,733	199,058
Deferred Financing Costs, Net	11,455	8,322
Prepaid Expenses and Other Assets	18,555	3,778
Total Assets	$2,991,157	$2,554,862
LIABILITIES, NON-CONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY LIABILITIES
Secured Notes Payable, Net	$694,679	$502,232
Unsecured Term Loan Facilities	570,000	—
Unsecured Revolving Credit Facility	100,000	265,000
Accounts Payable, Accrued Expenses and Other Liabilities	53,767	53,390
Acquired Intangible Liabilities, Net	29,229	25,994
Prepaid Rent and Security Deposits	14,551	10,005
Distributions Payable	29,562	37,418
Total Liabilities	1,491,788	894,039
COMMITMENTS AND CONTINGENCIES
NON-CONTROLLING INTERESTS
Operating Partnership Units	—	2,464
Class B Interest	200	200
Non-Controlling Interest—Variable Interest Entity	—	826
SHAREHOLDERS’ EQUITY
Common Shares of Beneficial Interest, $0.01 par value, 990,000,000 shares authorized; 236,463,981 and 249,664,156 issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	2,359	2,494
Additional Paid-in-Capital	2,066,492	2,203,888
Accumulated Deficit	(563,555)	(540,462)
Accumulated Other Comprehensive Loss	(6,127)	(8,587)
Total Shareholders’ Equity	1,499,169	1,657,333
Total Liabilities, Non–Controlling Interests and Shareholders’ Equity	$2,991,157	$2,554,862

CHAMBERS STREET PROPERTIES
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2013 and 2012 (unaudited)
(In Thousands, Except Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES
Rental	$51,162	$37,980	$146,312	$109,866
Tenant Reimbursements	14,178	9,167	40,090	25,566
Total Revenues	65,340	47,147	186,402	135,432
EXPENSES
Property Operating	8,625	5,148	22,672	16,483
Real Estate Taxes	9,929	6,752	28,710	17,538
General and Administrative	5,397	7,162	17,710	10,973
Investment Management Fee	—	5,159	489	17,270
Acquisition-related Expenses	175	1,099	2,179	2,508
Depreciation and Amortization	26,635	18,787	75,409	54,749
Transition and Listing Expenses	1,447	6,216	12,681	8,152
Total Expenses	52,208	50,323	159,850	127,673
OTHER INCOME AND EXPENSES
Interest and Other Income (Loss)	551	229	1,028	1,714
Interest Expense	(13,120)	(8,737)	(33,953)	(26,528)
Gain on Interest Rate Swaps	265	134	1,731	380
Loss on Early Extinguishment of Debt	(1,572)	(1,686)	(1,572)	(1,686)
(Loss) Gain on Conversion of Equity Interest to Controlling Interest	(1,667)	—	75,535	—
Total Other (Expense) Income	(15,543)	(10,060)	42,769	(26,120)
Loss Before Provision for Income Taxes and Equity in Income of Unconsolidated Entities	(2,411)	(13,236)	69,321	(18,361)
Provision For Income Taxes	(54)	(75)	(274)	(217)
Equity in Income of Unconsolidated Entities	3,324	927	10,263	2,556
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	859	(12,384)	79,310	(16,022)
DISCONTINUED OPERATIONS
Realized Loss from Sale	—	—	—	(415)
LOSS FROM DISCONTINUED OPERATIONS	—	—	—	(415)
NET INCOME (LOSS)	859	(12,384)	79,310	(16,437)
Net (Income) Loss Attributable to Non-Controlling Operating Partnership Units	(3)	5	(83)	7
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$856	$(12,379)	$79,227	$(16,430)
Basic and Diluted Net Income (Loss) Per Share from Continuing Operations Attributable to Common Shareholders	$0.00	$(0.05)	$0.32	$(0.07)
Basic and Diluted Net Income (Loss) Per Share Attributable to Common Shareholders	$0.00	$(0.05)	$0.32	$(0.07)
Weighted Average Common Shares Outstanding-Basic and Diluted	236,548,477	249,173,577	244,373,249	$247,718,798
Dividends Declared Per Share	$0.125	$0.150	$0.425	$0.450

CHAMBERS STREET PROPERTIES
Reconciliation of Net Income (Loss) to FFO, Core FFO, and AFFO
For the Three and Nine Months Ended September 30, 2013 and 2012 (unaudited)
(In Thousands, Except Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net Income (Loss)	$859	$(12,384)	$79,310	$(16,437)
Adjustments:
Real Estate Depreciation and Amortization	26,549	18,787	75,323	54,749
Pro Rata Share of Real Estate Depreciation and Amortization from Unconsolidated Entities	8,406	13,812	26,952	40,965
Loss (Gain) on Conversion of Equity Interest to Controlling Interest	1,667	—	(75,535)	—
Loss on Write Down to Net Sales Value	—	—	—	415
Pro Rata Share of Realized Loss (Gain) on Investment in CBRE Strategic Partners Asia	—	(443)	2,113	(443)
Funds from Operations	37,481	19,772	108,163	79,249
Acquisition-Related Expenses	175	1,099	2,179	2,508
Pro Rata Share of Acquisition-Related Expense from Unconsolidated Entities	—	—	—	519
Loss on Early Extinguishment of Debt	1,572	1,686	1,572	1,686
Gain on Interest Rate Swaps	(265)	(134)	(1,731)	(380)
Transition and Listing Expenses	1,447	6,216	12,681	8,152
Pro Rata Share of Unrealized (Gain) Loss on Investment in CBRE Strategic Partners Asia	(247)	(55)	(3,813)	743
Core Funds from Operations	40,163	28,584	119,051	92,477
Amortization of Non-Cash Interest Expense	(94)	128	(461)	388
Pro Rata Share of Amortization of Non-Cash Interest Expense from Unconsolidated Entities	97	214	436	596
Amortization of Above and Below Market Leases	1,956	(190)	5,028	1,311
Pro Rata Share of Amortization of Above/Below Market Leases from Unconsolidated Entities	(126)	149	(150)	465
Amortization of Deferred Revenue Related to Tenant Improvements	(276)	—	(909)	—
Share Based Compensation	554	15	1,547	15
Straight-Line Rent Adjustments, Net	(3,355)	(1,702)	(7,886)	(5,463)
Pro Rata Share of Straight-Line Rent Adjustments, Net from Unconsolidated Entities	(1,044)	(1,548)	(4,426)	(5,393)
Recurring Capital Expenditures	(1,652)	(1,937)	(3,890)	(3,271)
Pro Rata Share of Recurring Capital Expenditures from Unconsolidated Entities	(1,435)	(254)	(2,966)	(1,125,000)
Adjusted Funds from Operations	$34,788	$23,459	$105,374	$80,000
Amounts Per Share (Basic and Diluted):
Net Income (Loss)	$0.00	$(0.05)	$0.32	$(0.07)
Funds from Operations	$0.16	$0.08	$0.44	$0.32
Core Funds from Operations	$0.17	$0.11	$0.49	$0.37
Adjusted Funds From Operations	$0.15	$0.09	$0.43	$0.32
Weighted Average Common Shares Outstanding - Basic & Diluted	236,548,477	249,173,577	244,373,249	247,718,798

Non-GAAP Supplemental Financial Measures:
Funds from Operations
The National Association of Real Estate Investment Trusts, or NAREIT, created Funds from Operations, or FFO, as a non-GAAP supplemental measure of REIT operating performance, which is designed to reflect the impact on operations from trends in occupancy rates, rental rates and operating costs. The most directly comparable GAAP measure to FFO is net income. FFO is used commonly in the real estate industry because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry analysts and investors consider presentations of operating results for REITs that use historical cost accounting to be insufficient.
We compute FFO in accordance with standards established by NAREIT. The revised NAREIT White Paper on FFO defines FFO as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, impairment charges and gains and losses from sales of depreciable operating property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures.
Core Funds from Operations
Changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT’s definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. We calculate Core Funds from Operations, or Core FFO, as FFO exclusive of the net effects of acquisition costs, interest rate swap gains/losses, non-recurring expenses such as transition and listing costs, and unrealized gain/loss in investments in unconsolidated entities.
We believe that Core FFO is a useful measure of management’s decision-making process and appropriately presents our results of operations on a comparative basis. The items that we exclude from net income are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, often in inconsistent and unpredictable directions. For example, our acquisition costs are primarily the result of the volume of our acquisitions completed during each period, and therefore we believe such acquisition costs are not reflective of our operating results during each period. Similarly, unrealized gains or losses that we have recognized during a given period are based primarily upon changes in the estimated fair market value of certain of our investments due to changes in market conditions and do not necessarily reflect the operating performance of these properties during the corresponding period. Further, costs associated with certain other non-reoccurring expenses, such as the process of transitioning from being an externally managed company to a self-managed company, our listing of our common shares on the New York Stock Exchange and our modified “Dutch Auction” tender offer are not reflective of our operating results during each period.
We believe that Core FFO is useful to investors as a supplemental measure of operating performance because adjusting FFO to exclude acquisition costs, unrealized gains and/or losses or other non-reoccurring expenses provides investors a view of the performance of our portfolio over time, including if we cease to acquire properties on a frequent and regular basis and allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions. We also believe that Core FFO may provide investors with a useful indication of our future performance, and of the sustainability of our current distribution policy. However, because Core FFO excludes acquisition costs, unrealized gains or losses and/or other non-recurring expenses which are important components in an analysis of our historical performance, such supplemental measure should not be construed as a historical performance measure and may not be as useful a measure for estimating the value of our common shares.

Adjusted Funds from Operations
We calculate Adjusted Funds From Operations, or AFFO, as Core FFO exclusive of the net effects of (i) amortization associated with deferred financings costs; (ii) amortization of above- and below-market lease intangibles; (iii) amortization of premium on notes payable; (iv) amortization of deferred revenue related to tenant improvements; (v) non-cash share-based compensation expense; (vi) straight-line rental revenue; and (vii) recurring capital expenditures.
Not all REITs calculate FFO, Core FFO or AFFO (or an equivalent measure), in the same manner and therefore comparisons with other REITs may not be meaningful. None of these measures present, nor do we intend for them to present, a complete picture of our financial condition and/or operating performance. We believe that net income, as computed under GAAP, appropriately remains the primary measure of our performance and that FFO, Core FFO and

AFFO, when considered in conjunction with net income, improves the investing public’s understanding of the operating results of REITs and makes comparisons of REIT operating results more meaningful.
Forward-Looking Statements
This press release may contain various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our products, operations and business; and the use of the proceeds of any offerings of securities. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements such as: general volatility of the securities markets in which we participate; national, regional and local economic climates; changes in supply and demand for office and industrial properties; adverse changes in the real estate markets, including increasing vacancy, decreasing rental revenue and increasing insurance costs; availability and credit worthiness of prospective tenants; our ability to maintain rental rates and maximize occupancy; our ability to identify and secure acquisitions; our failure to successfully manage growth or operate acquired properties; our pace of acquisitions and/or dispositions of properties; risks related to development projects (including construction delay, cost overruns or our inability to obtain necessary permits); payment of distributions from sources other than cash flows and operating activities; receiving corporate debt ratings and changes in the general interest rate environment; availability of capital (debt and equity); our ability to refinance existing indebtedness or incur additional indebtedness; failure to comply with our debt covenants; unanticipated increases in financing and other costs, including a rise in interest rates; the actual outcome of the resolution of any conflict; material adverse actions or omissions by any of our joint venture partners; our ability to operate as a self-managed company; availability of and ability to retain our executive officers and other qualified personnel; future terrorist attacks in the United States or abroad; the ability of our operating partnership to continue to qualify as a partnership for U.S. federal income tax purposes; our ability to continue to qualify as a REIT for U.S. federal income tax purposes; foreign currency fluctuations; changes to accounting principles, policies and guidelines applicable to REITs; legislative or regulatory changes adversely affecting REITs and the real estate business; and environmental, regulatory and/or safety requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013 and other documents of the Company on file with or furnished to the SEC. Any forward looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements.